Exhibit 99.1

TeleTech Holdings, Inc. • 9197 South Peoria Street • Englewood, CO 80112-5833 • www.teletech.com

Investor Contact:

Karen Breen

303-397-8592

TeleTech Announces Second Quarter 2010 Financial Results

Achieves Second Quarter 2010 Revenue of $272 Million and $0.22 in Fully Diluted Earnings Per Share;

Pace of New Business Accelerates with $80 Million of New Signings in Last Three Months and Trend Expected to Continue; Ends the Second Quarter with $131 Million in Cash

Englewood, Colo., August 4, 2010 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of technology-enabled business process outsourcing (“BPO”), revenue generation and on-demand solutions, today announced financial results for the second quarter ended June 30, 2010.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2010.

“We made significant progress on a number of key initiatives during the second quarter that continue to keep us at the forefront of innovation in our industry and position us for renewed growth in 2011,” said Ken Tuchman, chairman and chief executive officer. “We continued to invest heavily in our global sales efforts and completed key strategic alliances to extend our breadth of technology-based offerings and social customer management solutions.  The pace of new business wins has accelerated with $80 million of new signings in the last three months, and we expect to sign a comparable amount in the next three months.  Looking forward, we are committed to further addressing the evolving needs of our clients by expanding our suite of higher-margin, technology-based offerings and leveraging the significant investment we have made in our software as a service and cloud-based global delivery infrastructure.”

SECOND QUARTER 2010 FINANCIAL HIGHLIGHTS

For the second quarter 2010, TeleTech reported revenue of $271.9 million, income from operations of 7.0 percent of revenue, and fully diluted earnings per share attributable to TeleTech shareholders of 22 cents.  Excluding restructuring and asset impairment charges, TeleTech’s second quarter 2010 non-GAAP income from operations was 7.7 percent of revenue, and non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 24 cents.

TeleTech’s second quarter 2010 revenue was $271.9 million compared to $271.5 million in the first quarter 2010 and $301.5 million in the year-ago period.  While second quarter 2010 revenue was relatively unchanged from the previous quarter, the year-over-year decline resulted primarily from lower client volumes and the completion of certain programs in 2009.  In addition, second quarter 2010 revenue was reduced by $1.0 million due to the accelerated amortization of a previously deferred contract acquisition cost resulting from the early termination of a small client program.  Revenue from TeleTech’s offshore locations in the second quarter accounted for $114.4 million or 42 percent of total revenue.

TeleTech’s second quarter 2010 income from operations was $19.1 million or 7.0 percent of revenue compared to $23.0 million or 7.6 percent of revenue in the year-ago quarter.  Income from operations for the second quarter 2010 and 2009 included $2.0 million and $6.8 million, respectively, of unusual charges primarily related to restructuring and asset impairments.

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Excluding the restructuring and asset impairment charges for both periods, TeleTech’s second quarter 2010 non-GAAP income from operations was $21.0 million, or 7.7 percent of revenue, as compared to 9.9 percent in the year-ago quarter.  In addition, the accelerated amortization of the previously deferred contract acquisition costs mentioned above reduced operating margin by approximately 40 basis points.  The year-over-year decrease in operating margin was primarily due to a lower mix of offshore revenue, lower capacity utilization and reduced profitability in certain international locations due in part to the weakness in the euro relative to other foreign currencies in TeleTech’s offshore delivery locations.

Second quarter 2010 fully diluted earnings per share attributable to TeleTech shareholders was 22 cents compared to second quarter 2009 fully diluted earnings per share of 25 cents. Excluding unusual items for both periods, TeleTech’s second quarter 2010 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 24 cents compared to 32 cents in the year-ago quarter.

OTHER BUSINESS HIGHLIGHTS

New Business Signings Accelerate

During the first seven months of the year TeleTech signed an estimated $135 million in revenue from both new and existing clients, of which $55 million was signed from January through April with the remaining $80 million signed from May through July 2010.  TeleTech is encouraged by the increased pace of new business wins and is on track to sign a comparable amount of business in the next three months.

Strong Balance Sheet Continues to Fund Operations and Share Repurchases

•                  As of June 30, 2010, TeleTech had cash and cash equivalents of $131.5 million, no borrowings on its credit facility and total other debt of $5.4 million, resulting in a net positive cash position of $126.1 million.

•                  Free cash flow was $62.3 million for the six months ended June 30, 2010.

•                  Capital expenditures in the second quarter 2010 were $5.7 million compared to $5.8 million in the second quarter 2009.

•                  TeleTech repurchased 1.4 million shares of common stock during the second quarter 2010 for a total cost of $17.7 million.  As of June 30, 2010, there was approximately $13 million authorized for future share repurchases.

BUSINESS OUTLOOK

TeleTech continues to believe that 2010 revenue will approximate $1.1 billion and operating margin will range between 8 and 9 percent, excluding any unusual charges.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, August 5, 2010 at 8:30 a.m. Eastern Time. You are invited to join the live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, August 19, 2010.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.

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ABOUT TELETECH

TeleTech is one of the largest and most geographically diverse global providers of technology-enabled business process outsourcing solutions. TeleTech and its subsidiaries have a 28-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. TeleTech and its subsidiaries have developed deep domain expertise and support more than 275 business process outsourcing programs serving approximately 85 global clients in the automotive, communications and media, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by more than 40,400 employees utilizing 34,700 workstations across 67 delivery centers in 16 countries. For additional information, visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost—effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of August 4, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenue	$271,927	$301,512	$543,453	$605,542

Operating Expenses:
Cost of services	198,194	213,049	392,812	431,891
Selling, general and administrative	39,741	44,981	83,149	93,496
Depreciation and amortization	12,946	13,808	25,670	27,870
Restructuring charges, net	1,304	4,008	2,773	4,311
Impairment losses	679	2,620	679	4,587
Total operating expenses	252,864	278,466	505,083	562,155

Income From Operations	19,063	23,046	38,370	43,387

Other income (expense)	332	399	121	1,125

Income Before Income Taxes	19,395	23,445	38,491	44,512

Provision for income taxes	(5,071)	(6,328)	(10,125)	(11,508)

Net Income	14,324	17,117	28,366	33,004

Net income attributable to noncontrolling interest	(922)	(987)	(1,677)	(1,811)

Net Income Attributable to TeleTech Shareholders	$13,402	$16,130	$26,689	$31,193

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.22	$0.26	$0.43	$0.49
Diluted	$0.22	$0.25	$0.42	$0.49

Income From Operations Margin	7.0%	7.6%	7.1%	7.2%
Net Income Attributable to TeleTech Shareholders Margin	4.9%	5.3%	4.9%	5.2%
Effective Tax Rate	26.1%	27.0%	26.3%	25.9%

Weighted Average Shares Outstanding
Basic	61,117	63,098	61,495	63,502
Diluted	62,317	64,175	62,907	64,167

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenue:
North American BPO	$212,506	$229,992	$420,448	$458,878
International BPO	59,421	71,520	123,005	146,664
Total	$271,927	$301,512	$543,453	$605,542

Income (Loss) From Operations:
North American BPO	$25,097	$28,314	$44,885	$53,741
International BPO	(6,034)	(5,268)	(6,515)	(10,354)
Total	$19,063	$23,046	$38,370	$43,387

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$131,484	$109,424
Accounts receivable, net	197,111	216,614
Other current assets	76,151	76,337
Total current assets	404,746	402,375

Property and equipment, net	113,358	126,995
Other assets	103,637	110,797

Total assets	$621,741	$640,167

LIABILITIES AND EQUITY
Total current liabilities	$144,217	$145,966
Other long-term liabilities	34,855	38,300
Total equity	442,669	455,901

Total liabilities and equity	$621,741	$640,167

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Reconciliation of Gross Margin:

Revenue	$271,927	$301,512	$543,453	$605,542
Cost of services	198,194	213,049	392,812	431,891
Gross margin	$73,733	$88,463	$150,641	$173,651

Gross margin percentage	27.1%	29.3%	27.7%	28.7%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$13,402	$16,130	$26,689	$31,193
Interest income	(486)	(705)	(1,060)	(1,512)
Interest expense	699	1,320	1,516	2,163
Provision for income taxes	5,071	6,328	10,125	11,508
EBIT	$18,686	$23,073	$37,270	$43,352
Depreciation and amortization	12,946	13,808	25,670	27,870
EBITDA	$31,632	$36,881	$62,940	$71,222

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$14,324	$17,117	$28,366	$33,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,946	13,808	25,670	27,870
Other	(4,067)	8,902	20,599	32,964
Net cash provided by operating activities	23,203	39,827	74,635	93,838
Less - Total Capital Expenditures	5,708	5,846	12,316	14,301
Free Cash Flow	$17,495	$33,981	$62,319	$79,537

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$19,063	$23,046	$38,370	$43,387
Restructuring charges, net	1,304	4,008	2,773	4,311
Impairment losses	679	2,620	679	4,587
Equity-based comp review and restatement expenses	—	209	—	485
Non-GAAP Income from Operations	$21,046	$29,883	$41,822	$52,770

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$13,402	$16,130	$26,689	$31,193
Add: Asset impairment and restructuring charges, net of related taxes	1,424	4,388	2,544	5,944
Add: Equity-based comp review and restatement exp, net of related taxes	—	138	—	324
Non-GAAP Net Income attributable to TeleTech shareholders	$14,826	$20,656	$29,233	$37,461
Diluted shares outstanding	62,317	64,175	62,907	64,167
Non-GAAP EPS attributable to TeleTech shareholders	$0.24	$0.32	$0.46	$0.58

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$13,402	$16,130	$26,689	$31,193
Interest income	(486)	(705)	(1,060)	(1,512)
Interest expense	699	1,320	1,516	2,163
Provision for income taxes	5,071	6,328	10,125	11,508
Depreciation and amortization	12,946	13,808	25,670	27,870
Asset impairment and restructuring charges	1,983	6,628	3,452	8,898
Equity-based comp review and restatement expenses	—	209	—	485
Equity-based compensation expenses	3,407	2,465	6,595	6,079
Non-GAAP EBITDA	$37,022	$46,183	$72,987	$86,684